Exhibit 99.1
Williams-Sonoma, Inc. announces fourth quarter and fiscal year 2024 results
Q4 comparable brand revenue +3.1%
Record Q4 operating margin of 21.5%; Q4 diluted EPS of $3.28
Quarterly dividend increase of 16%

San Francisco, CA, March 19, 2025 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the fourth quarter and fiscal year ended February 2, 2025 (fiscal 2024). The fourth quarter fiscal 2024 consisted of 14 weeks, and the fourth quarter fiscal 2023 consisted of 13 weeks. Fiscal 2024 consisted of 53 weeks, and fiscal 2023 consisted of 52 weeks.
“We are proud of our strong finish to 2024. In Q4, our comp came in above expectations at positive 3.1%. We exceeded profitability estimates with an operating margin of 21.5% and earnings per share of $3.28. This success was fueled by the strength of our operating model, our standout seasonal offerings, our impactful collaborations, and a strong improvement in both retail and online furniture sales. On the full year, our comp ran down 1.6%. We delivered a record annual operating margin of 17.9% with full-year earnings per share of $8.50,” said Laura Alber, President and Chief Executive Officer.
Alber concluded, “Looking to 2025, we are confident in our strategies and competitive positioning. Despite an uncertain backdrop, we have been, and will continue to be, focused on returning to growth, enhancing our world-class customer service, and driving earnings. We are innovators and operators and are well set up for a great 2025.”

FOURTH QUARTER 2024 HIGHLIGHTS
•Comparable brand revenue +3.1%.
•Gross margin of 47.3% +130bps to LY driven by (i) occupancy leverage of +80bps, (ii) higher merchandise margins of +40bps and (iii) supply chain efficiencies of +10bps. Occupancy costs of $205 million, -1.6% to LY.
•SG&A rate of 25.8% -10bps to LY driven by lower general expenses, partially offset by higher performance-based incentive compensation and advertising expenses. SG&A of $635 million, +7.6% to LY.
•Operating income of $530 million with a record operating margin of 21.5%. +140bps to LY.
•Diluted EPS of $3.28 per share. +20.6% to LY.
•For the fourth quarter fiscal 2024, we estimate this additional week contributed +510bps to revenue growth and +60bps to operating margin.

FISCAL YEAR 2024 HIGHLIGHTS
•Comparable brand revenue -1.6%.
•Gross margin of 46.5%, including a benefit of +70bps from the out-of-period freight adjustment in Q1 FY24. Without this adjustment, gross margin of 45.8%, which increased +320bps to LY GAAP basis, driven by (i) higher merchandise margins of +170bps, (ii) supply chain efficiencies of +130bps and (iii) occupancy leverage of +20bps. Occupancy costs of $793 million, -2.6% to LY GAAP basis.
•Gross margin of 46.5%, including a benefit of +70bps from the out-of-period freight adjustment in Q1 FY24. Without this adjustment, gross margin of 45.8% which increased +310bps to LY non-GAAP basis, driven by (i) higher merchandise margins of +160bps, (ii) supply chain efficiencies of +130bps and (iii) occupancy leverage of +20bps. Occupancy costs of $793 million, -2.6% to LY non-GAAP basis.
•SG&A rate of 27.9% +130bps to LY GAAP basis driven by higher performance-based incentive compensation and advertising expense, partially offset by lower general expenses. SG&A of $2.15 billion, +4.5% to LY GAAP basis.
•SG&A rate of 27.9% +160bps to LY non-GAAP basis driven by higher performance-based incentive compensation and advertising expense, partially offset by lower general expenses. SG&A of $2.15 billion, +5.7% to LY non-GAAP basis.
•Operating income of $1.43 billion with an operating margin of 18.6%, including a benefit of +70bps from the out-of-period freight adjustment in Q1 FY24. Without this adjustment, operating income of $1.38 billion with an operating margin of 17.9%, +180bps to LY GAAP basis and +150bps to LY non-GAAP basis.
•Diluted EPS of $8.79, including a benefit of $0.29 per share from the out-of-period freight adjustment in Q1 FY24. Without this adjustment, diluted EPS of $8.50 per share, +16.8% to LY GAAP basis and +14.4% to LY non-GAAP basis.
•ROIC of 54.0% driven primarily by net earnings.
•Maintained strong liquidity position of $1.2 billion in cash and $1.4 billion in operating cash flow enabling the company to deliver returns to stockholders of nearly $1.1 billion through $807 million in stock repurchases and $280 million in dividends. Stock repurchase authorization of $1.2 billion remaining under our stock repurchase programs.
•Fiscal 2024 results included a 53rd week, which we estimate contributed +150bps to revenue growth and +20bps to operating margin in fiscal 2024.
DIVIDENDS AUTHORIZATION
•Increased our quarterly dividend 16%, or $0.09, to $0.66 per share.
OUTLOOK
•Fiscal 2025 is a 52-week year. Our financial statements will be prepared on a 52-week basis in fiscal 2025 versus 53-week basis in fiscal 2024. However, we will report comps on a 52-week versus 52-week comparable basis. All other year-over-year comparisons will be 52-weeks in fiscal 2025 versus 53-weeks in fiscal 2024.
•In fiscal 2025, we expect annual net revenues in the range of -1.5% to +1.5% due to the impact from the 53rd week in fiscal 2024, with comps in the range of flat to +3.0%; and an operating margin between 17.4% to 17.8%, inclusive of the impact of 20bps from the 53rd week in fiscal 2024.
•Over the long term, we continue to expect mid-to-high single-digit annual net revenue growth with an operating margin in the mid-to-high teens.

FIRST QUARTER 2024 OUT-OF-PERIOD FREIGHT ADJUSTMENT
Subsequent to the filing of our fiscal 2023 Form 10-K, in April 2024, we determined that we over-recognized freight expense in fiscal 2021, 2022 and 2023 for a cumulative amount of $49 million. We evaluated the error, both qualitatively and quantitatively, and determined that no prior interim or annual periods were materially misstated. We then evaluated whether the cumulative amount of the over-accrual was material to our projected fiscal 2024 results, and determined the cumulative amount was not material. Therefore, our Consolidated Financial Statements for fiscal 2024 include an out-of-period adjustment of $49 million, recorded in the first quarter of fiscal 2024, to reduce cost of goods sold and accounts payable, which corrected the cumulative error on the balance sheet as of January 28, 2024.
SECOND QUARTER 2024 COMMON STOCK SPLIT
On July 9, 2024, we effected a 2-for-1 stock split of our common stock through a stock dividend. All historical share and per share amounts in this release have been retroactively adjusted to reflect the stock split.
CONFERENCE CALL AND WEBCAST INFORMATION
Williams-Sonoma, Inc. will host a live conference call today, March 19, 2025, at 7:00 A.M. (PT). The call will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.
CONTACT INFORMATION
Jeff Howie EVP, Chief Financial Officer – (415) 402 4324
Jeremy Brooks SVP, Chief Accounting Officer & Head of Investor Relations – (415) 733 2371

SEC REGULATION G — NON-GAAP INFORMATION
This press release includes non-GAAP financial measures. Exhibit 1 provides reconciliations of these non-GAAP financial measures to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We have not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis as we cannot do so without unreasonable efforts due to the potential variability and limited visibility of excluded items; these excluded items may include exit costs, reduction-in-force initiatives, impairment and early termination charges, among others. For the same reasons, we are unable to address the probable significance of such excluded items. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements in the quotes of our President and Chief Executive Officer, our fiscal year 2025 outlook and long-term financial targets and dividend expectations.
The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, without limitation: our ability to provide sustainable products at competitive prices; changes in U.S. (federal, state and local) and international tax laws and trade policies and regulations; the impact of current and potential future tariffs and our ability to mitigate such impacts; the plans, strategies, initiatives and objectives of management for future operations; our ability to execute strategic priorities and growth initiatives; our beliefs about our competitive advantages and areas of potential future growth in the market; the impact of general economic conditions, inflationary pressures, consumer disposable income, fuel prices, recession and fears of recession, unemployment, war and fears of war, outbreaks of disease, adverse weather, availability of consumer credit, consumer debt levels, conditions in the housing market, elevated interest rates, sales tax rates and rate increases, consumer confidence in future economic and political conditions, and consumer perceptions of personal well-being and security; the impact of periods of decreased home purchases; our ability to anticipate consumer preferences and buying trends overall and as they apply to specific brands; dependence on timely introduction and customer acceptance of our merchandise; effective inventory management; timely and effective sourcing of merchandise from our foreign and domestic suppliers and delivery of merchandise through our supply chain to our stores and customers; factors, including but not limited to fuel costs, labor disputes, union organizing activity, geopolitical instability, acts of terrorism and war, that can affect the global supply chain, including our third-party providers; our belief in the reasonableness of the steps taken to protect the security and confidentiality of the information we collect; multi-channel and multi-brand complexities; our brands, products and related initiatives, including our ability to introduce new products, product lines, new brands, brand extensions and bring in new customers; challenges associated with our increasing global presence; our global business and expansion efforts; disruptions in the financial markets; our ability to control employment, occupancy, supply chain, product, transportation and other operating costs; the adequacy of our insurance coverage; payment of dividends; the growth from our emerging brands; our ability to drive long-term sustainable returns; our capital allocation strategy in fiscal 2025; our planned use of cash in fiscal 2025; projections of earnings, revenues, growth and other financial items; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 28, 2024 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-K for the fiscal year ended February 2, 2025. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-K for the fiscal year ended February 2, 2025. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.
Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s products, representing distinct merchandise strategies — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, Mark and Graham, and GreenRow — are marketed through e-commerce websites, retail stores and direct-mail catalogs. These brands are also part of The Key Rewards, our loyalty and credit card program that offers members exclusive benefits across the Williams-Sonoma family of brands. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom, offer international shipping to customers worldwide, and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico, South Korea and India, as well as e-commerce websites in certain locations.
WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	For the Fourteen Weeks Ended		For the Thirteen Weeks Ended
	February 2, 2025		January 28, 2024
(In thousands, except per share amounts)	$	% of Revenues	$	% of Revenues
Net revenues	$2,462,218	100.0%	$2,278,937	100.0%
Cost of goods sold	1,296,593	52.7	1,230,322	54.0
Gross profit	1,165,625	47.3	1,048,615	46.0
Selling, general and administrative expenses	635,484	25.8	590,524	25.9
Operating income	530,141	21.5	458,091	20.1
Interest income, net	12,485	0.5	13,147	0.6
Earnings before income taxes	542,626	22.0	471,238	20.7
Income taxes	131,908	5.4	116,799	5.1
Net earnings	$410,718	16.7%	$354,439	15.6%
Earnings per share (EPS):
Basic	$3.33		$2.76
Diluted	$3.28		$2.72
Shares used in calculation of EPS:
Basic	123,201		128,286
Diluted	125,228		130,295

4th Quarter Net Revenues and Comparable Brand Revenue Growth (Decline)[1]

	Net Revenues		Comparable Brand Revenue Growth (Decline)
(In millions, except percentages)	Q4 24	Q4 23	Q4 24	Q4 23
Pottery Barn	$919	$874	(0.5)%	(9.6)%
West Elm	501	453	4.2	(15.3)
Williams Sonoma	573	524	5.7	1.6
Pottery Barn Kids and Teen	339	311	3.5	(2.5)
Other[2]	130	117	N/A	N/A
Total	$2,462	$2,279	3.1%	(6.8)%

1 See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 14-week to 14-week basis for Q4 2024 and a 13-week to 13-week basis for Q4 2023, and includes business-to-business revenues.
2 Primarily consists of net revenues from Rejuvenation, Mark and Graham, our international franchise operations and GreenRow.

Condensed Consolidated Statements of Earnings (unaudited)

	For the Fiscal Year Ended
	February 2, 2025		January 28, 2024
(In thousands, except per share amounts)	$	% of Revenues	$	% of Revenues
Net revenues	$7,711,541	100.0%	$7,750,652	100.0%
Cost of goods sold	4,129,242	53.5	4,447,051	57.4
Gross profit	3,582,299	46.5	3,303,601	42.6
Selling, general and administrative expenses	2,152,115	27.9	2,059,408	26.6
Operating income	1,430,184	18.6	1,244,193	16.1
Interest income, net	55,548	0.7	29,162	0.4
Earnings before income taxes	1,485,732	19.3	1,273,355	16.4
Income taxes	360,481	4.7	323,593	4.2
Net earnings	$1,125,251	14.6%	$949,762	12.3%
Earnings per share (EPS):
Basic	$8.91		$7.35
Diluted	$8.79		$7.28
Shares used in calculation of EPS:
Basic	126,242		129,148
Diluted	128,041		130,543

Fiscal Year Net Revenues and Comparable Brand Revenue Growth (Decline)[1]

	Net Revenues		Comparable Brand Revenue Growth (Decline)
(In millions, except percentages)	FY 24	FY 23	FY 24	FY 23
Pottery Barn	$3,040	$3,206	(6.2)%	(9.7)%
West Elm	1,841	1,855	(2.0)	(18.8)
Williams Sonoma	1,303	1,260	2.4	(0.7)
Pottery Barn Kids and Teen	1,107	1,060	3.0	(5.5)
Other[2]	421	370	N/A	N/A
Total	$7,712	$7,751	(1.6)%	(9.9)%

1 See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue, which is calculated on a 53-week to 53-week basis for fiscal 2024 and a 52-week to 52-week basis for fiscal 2023, and includes business-to-business revenues.
2 Primarily consists of net revenues from Rejuvenation, our international franchise operations, Mark and Graham and GreenRow.

Condensed Consolidated Balance Sheets (unaudited)

	As of
(In thousands, except per share amounts)	February 2, 2025	January 28, 2024
Assets
Current assets
Cash and cash equivalents	$1,212,977	$1,262,007
Accounts receivable, net	117,678	122,914
Merchandise inventories, net	1,332,429	1,246,369
Prepaid expenses	66,914	59,466
Other current assets	24,611	29,041
Total current assets	2,754,609	2,719,797
Property and equipment, net	1,033,934	1,013,189
Operating lease right-of-use assets	1,177,805	1,229,650
Deferred income taxes, net	120,657	110,656
Goodwill	77,260	77,306
Other long-term assets, net	137,342	122,950
Total assets	$5,301,607	$5,273,548
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$645,667	$607,877
Accrued expenses	286,033	264,306
Gift card and other deferred revenue	584,791	573,904
Income taxes payable	67,696	96,554
Operating lease liabilities	234,180	234,517
Other current liabilities	93,607	103,157
Total current liabilities	1,911,974	1,880,315
Long-term operating lease liabilities	1,113,135	1,156,104
Other long-term liabilities	134,079	109,268
Total liabilities	3,159,188	3,145,687
Stockholders' equity
Preferred stock: $0.01 par value; 7,500 shares authorized, none issued	—	—
Common stock: $0.01 par value; 253,125 shares authorized; 123,125 and 128,301 shares issued and outstanding at February 2, 2025 and January 28, 2024, respectively	1,232	1,284
Additional paid-in capital	571,585	587,960
Retained earnings	1,591,630	1,555,595
Accumulated other comprehensive loss	(21,593)	(15,552)
Treasury stock, at cost	(435)	(1,426)
Total stockholders' equity	2,142,419	2,127,861
Total liabilities and stockholders' equity	$5,301,607	$5,273,548

Retail Store Data (unaudited)

	Beginning of quarter			End of quarter	As of
	October 27, 2024	Openings	Closings	February 2, 2025	January 28, 2024
Pottery Barn	186	—	(5)	181	184
Williams Sonoma	160	3	(9)	154	156
West Elm	122	—	(1)	121	121
Pottery Barn Kids	46	—	(1)	45	46
Rejuvenation	11	—	—	11	11
Total	525	3	(16)	512	518

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Fiscal Year Ended
(In thousands)	February 2, 2025	January 28, 2024
Cash flows from operating activities:
Net earnings	$1,125,251	$949,762
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	229,802	232,590
Loss on disposal/impairment of assets	5,539	21,869
Non-cash lease expense	255,923	255,286
Deferred income taxes	(9,741)	(29,085)
Stock-based compensation expense	98,983	84,754
Other	(2,603)	(2,796)
Changes in:
Accounts receivable	5,004	(7,461)
Merchandise inventories	(88,085)	209,168
Prepaid expenses and other assets	(19,832)	1,016
Accounts payable	15,360	99,043
Accrued expenses and other liabilities	27,023	4,935
Gift card and other deferred revenue	11,587	95,005
Operating lease liabilities	(265,131)	(269,162)
Income taxes payable	(28,858)	35,349
Net cash provided by operating activities	1,360,222	1,680,273
Cash flows from investing activities:
Purchases of property and equipment	(221,567)	(188,458)
Other	360	201
Net cash used in investing activities	(221,207)	(188,257)
Cash flows from financing activities:
Repurchases of common stock	(807,477)	(313,001)
Payment of dividends	(280,058)	(232,475)
Tax withholdings related to stock-based awards	(94,214)	(52,831)
Other	(2,474)	—
Net cash used in financing activities	(1,184,223)	(598,307)
Effect of exchange rates on cash and cash equivalents	(3,822)	954
Net (decrease) increase in cash and cash equivalents	(49,030)	894,663
Cash and cash equivalents at beginning of period	1,262,007	367,344
Cash and cash equivalents at end of period	$1,212,977	$1,262,007

Exhibit 1

GAAP to Non-GAAP Reconciliation (unaudited)

	For the Fourteen Weeks Ended		For the Thirteen Weeks Ended		For the Fiscal Year Ended
	February 2, 2025		January 28, 2024		February 2, 2025		January 28, 2024
(In thousands, except per share data)	$	% of revenues	$	% of revenues	$	% of revenues	$	% of revenues
Occupancy costs	$204,792	8.3%	$208,020	9.1%	$793,141	10.3%	$814,290	10.5%
Exit Costs[1]	—		—		—		(239)
Non-GAAP occupancy costs	$204,792	8.3%	$208,020	9.1%	$793,141	10.3%	$814,051	10.5%

Gross profit	$1,165,625	47.3%	$1,048,615	46.0%	$3,582,299	46.5%	$3,303,601	42.6%
Exit Costs[1]	—		—		—		2,141
Non-GAAP gross profit	$1,165,625	47.3%	$1,048,615	46.0%	$3,582,299	46.5%	$3,305,742	42.7%

Selling, general and administrative expenses	$635,484	25.8%	$590,524	25.9%	$2,152,115	27.9%	$2,059,408	26.6%
Exit Costs[1]	—		—		—		(15,790)
Reduction-in-force Initiatives[2]	—		—		—		(8,316)
Non-GAAP selling, general and administrative expenses	$635,484	25.8%	$590,524	25.9%	$2,152,115	27.9%	$2,035,302	26.3%

Operating income	$530,141	21.5%	$458,091	20.1%	$1,430,184	18.6%	$1,244,193	16.1%
Exit Costs[1]	—		—		—		17,931
Reduction-in-force Initiatives[2]	—		—		—		8,316
Non-GAAP operating income	$530,141	21.5%	$458,091	20.1%	$1,430,184	18.6%	$1,270,440	16.4%

	$	Tax rate	$	Tax rate	$	Tax rate	$	Tax rate
Income taxes	$131,908	24.3%	$116,799	24.8%	$360,481	24.3%	$323,593	25.4%
Exit Costs[1]	—		—		—		4,690
Reduction-in-force Initiatives[2]	—		—		—		2,174
Non-GAAP income taxes	$131,908	24.3%	$116,799	24.8%	$360,481	24.3%	$330,457	25.4%

Diluted EPS	$3.28		$2.72		$8.79		$7.28
Exit Costs[1]	—		—		—		0.10
Reduction-in-force Initiatives[2]	—		—		—		0.05
Non-GAAP diluted EPS[3]	$3.28		$2.72		$8.79		$7.43

1 During Q1 2023, we incurred exit costs of $17.9 million, including $9.3 million associated with the closure of our West Coast manufacturing facility and $8.6 million associated with the exiting of Aperture, a division of our Outward, Inc. subsidiary.

2During Q1 2023, we incurred costs related to reduction-in-force initiatives of $8.3 million primarily in our corporate functions.
3Per share amounts may not sum due to rounding to the nearest cent per diluted share.

Return on Invested Capital (“ROIC”)
We believe ROIC is a useful financial measure for investors in evaluating the efficient and effective use of capital, and is an important component of long-term stockholder return.
The following table presents the calculation of ROIC, together with a reconciliation of net earnings to non-GAAP net operating profit after tax ("NOPAT"):

	For the Fiscal Year Ended
(In thousands)	February 2, 2025	January 28, 2024
Net earnings	$1,125,251	$949,762
Interest income, net	(55,548)	(29,162)
Income taxes	360,481	323,593
Operating income	1,430,184	1,244,193
Out-of-period Freight Adjustment [1]	(48,972)	—
Exit Costs [2]	—	17,931
Reduction-in-force Initiatives [2]	—	8,316
Operating lease costs	299,105	296,779
Adjusted Operating Income	1,680,317	1,567,219
Income tax adjustment [3]	(408,317)	(398,074)
NOPAT (numerator)	$1,272,000	$1,169,145

1During Q1 2024, we determined that we over-recognized freight expense in fiscal 2021, 2022 and 2023. Therefore, we recorded an out-of-period adjustment to reduce cost of goods sold.
2For more information on the nature of these adjustments, see the footnotes to the GAAP to Non-GAAP Reconciliation.
3Adjustment reflects a hypothetical provision for income taxes on adjusted operating income, using the Company's effective tax rate of 24.3% for fiscal 2024 and 25.4% for fiscal 2023.

	As of
(In thousands)	February 2, 2025	January 28, 2024	January 29, 2023
Total assets	$5,301,607	$5,273,548	$4,663,016
Total current liabilities	(1,911,974)	(1,880,315)	(1,636,451)
Cash in excess of $200 million	(1,012,977)	(1,062,007)	(167,344)
Invested capital	$2,376,656	$2,331,226	$2,859,221

Average invested capital (denominator)	$2,353,941	$2,595,224

Return on invested capital	54.0%	45.0%

SEC Regulation G – Non-GAAP Information
These tables include non-GAAP occupancy costs, gross profit, gross margin, selling, general and administrative expense, operating income, Adjusted Operating Income, operating margin, income taxes, effective tax rate and diluted EPS. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly actual results on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.